EXHIBIT 10.3

AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

OF CB RICHARD ELLIS GROUP, INC.

(THE “COMPANY”)

Amended by the Company’s Board of Directors on December 3, 2008

1.             Section 3(a) of the Company’s Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:

(a)           Administration of the Plan.  The Plan shall be administered by a committee (the “Administrator”) of Directors who are considered “independent” under the rules of the New York Stock Exchange (“NYSE”), except the Board shall retain the authority to terminate and amend the Plan and to administer the Plan with respect to Directors who are not employees or consultants of the Company, provided however, that any decision related to discretionary Awards to the non-employee directors shall be made by a committee of directors who are considered independent under the rules of the NYSE.

2.             Section 8(a)(ii) is hereby amended to read in its entirety as follows:

(ii)           Vesting.  Vesting shall generally be based on the Participant’s Continuous Service and shall be over a period of not less than three (3) years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to this Section 8(a) and Sections 8(e), 8(f) and 8(g) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.  Generally, so long as the Participant remains in continuous service with the Company, Awards shall vest with respect to 25% of the shares subject to the Award on each anniversary of the date of grant over a four-year period.  Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

3.             Section 8(e)(ii) is hereby amended to read in its entirety as follows:

(ii)           Vesting.  Vesting shall generally be based on the Participant’s Continuous Service or as otherwise provide in the grant agreement and shall be over a period of not less than three years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to Sections 8(a), 8(f), and 8(g) and this Section 8(e) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

4.             Section 8(f)(ii) is hereby amended to read in its entirety as follows:

(ii)           Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator and shall be over a period of not less than one year following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to this Section 8(f) and Sections 8(a), 8(e) and 8(g) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.  Vesting shall be subject to the Performance Share Bonus agreement.  Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

5.             Section 8(g)(ii) is hereby amended to read in its entirety as follows:

(ii)           Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator and set forth in the Performance Share Unit agreement and shall be over a period of not less than one year following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to this Section 8(g) and Sections 8(a), 8(e) and 8(f) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

6.             Section 12(a) is hereby amended to read in its entirety as follows:

(a)           Acceleration of Exercisability and Vesting.  The Administrator shall not have the power to waive, lapse or accelerate the exercisability and/or vesting of Awards, except in cases related to death, disability, retirement or Change of Control.  Notwithstanding the foregoing, accelerations may be approved by the Administrator for other circumstances (including, without limitation, upon termination of employment other than retirement); however any such discretionarily accelerated shares shall be subject to the 5% of the shares of Common Stock available pursuant to Section 4(a) which may be granted without respect to minimum vesting requirements.  The Administrator or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.